EXHIBIT 4.3

OMNIBUS AMENDMENT

TO

INDENTURE SUPPLEMENTS

                        This OMNIBUS AMENDMENT TO INDENTURE SUPPLEMENTS, dated as of April 15, 2013 (the “Amendment”) is entered into by and between DRYROCK ISSUANCE TRUST, as Issuer (the “Issuer”) and U.S. BANK NATIONAL ASSOCIATION, as the Indenture Trustee (the “Indenture Supplements Trustee”).

WHEREAS, effective April 15, 2013, the Issuer Accounts shall be established and maintained at Barclays Bank PLC, New York Branch;

WHEREAS, the parties hereto desire to amend the agreements listed on Schedule I of this Amendment (the “Indenture Supplements”) as provided herein;

NOW, THEREFORE, in consideration of the premises and agreements contained herein and notwithstanding anything to the contrary set forth in the Indenture Supplements, the undersigned parties hereby agree as follows:

ARTICLE I

AMENDMENTS

Section 1.01.      Amendments to the Indenture Supplements.  The Indenture Supplements listed on Schedule I of this Amendment are hereby amended as follows:

(a)                by deleting all references therein to U.S. Bank National Association, as “Securities Intermediary”.

(b)               by deleting the definition of “Adjusted Outstanding Dollar Principal Amount” in Section 1.01 in its entirety and revising it to read as follows:

“Adjusted Outstanding Dollar Principal Amount” means, as of any date of determination, the Outstanding Dollar Principal Amount of the Series [2012-1][2012-2] Notes on such date of determination, less  any funds then on deposit with respect to principal in the Supplemental Issuer Accounts for the benefit of such Series [2012-1][2012-2] Notes on such date of determination.”

(c)                by deleting subclause “(e)” of the definition of “Allocation Amount” in Section 1.01 in its entirety and revising it to read as follows:

“(e) the amount deposited into the Principal Funding Account or (without duplication) deposited into the Distribution Account pursuant to Section 4.05(c) or paid to the Series [2012-1][2012-2] Noteholders (in each case, after giving effect to any deposits, allocations, reallocations or withdrawals to be made on that day) since the prior date of determination;”

(d)               by adding the definition “DACA” in Section 1.01, which shall read in its entirety as follows:

“DACA” has the meaning specified in the Trust Agreement.

(e)                by adding the definition “Distribution Account” in Section 1.01, which shall read in its entirety as follows:

“Distribution Account” means the Eligible Deposit Account designated as such and established pursuant to Section 4.15.

(f)                by revising the definition of “Series [2012-1][2012-2] Available Finance Charge Collections” to read in its entirety as follows:

““Series [2012-1][2012-2] Available Finance Charge Collections” means, with respect to any Monthly Period, an amount equal to the sum of (a) the Series [2012-1][2012-2] Finance Charge Collections with respect to such Monthly Period, (b) Principal Funding Account Investment Proceeds, if any, with respect to the related Payment Date and (c) amounts, if any, to be withdrawn from the Accumulation Reserve Account, which shall be deposited into the Collection Account on the related Note Transfer Date to be treated as Series [2012-1][2012-2] Available Finance Charge Collections pursuant to Section 4.11(b) and (d).”

(g)               by deleting the preamble of Section 4.04 in its entirety and replacing it with the following:

“Section 4.04.  Application of Series [2012-1][2012-2] Available Finance Charge Collections.  On each Note Transfer Date the Servicer shall, or shall instruct the Indenture Trustee in writing, to withdraw from the Collection Account and deposit into the Distribution Account from the Series [2012-1][2012-2] Available Finance Charge Collections with respect to the related Payment Date an amount equal to the amount determined under Section 4.04(a).  The Servicer shall apply, or shall instruct the Indenture Trustee in writing (which writing shall be substantially in the form of Exhibit B-3), to apply on each Payment Date, (i) the Series [2012-1][2012-2] Available Finance Charge Collections with respect to the related Payment Date on deposit in the Collection Account and (ii) with respect to Section 4.04(a) the funds on deposit in the Distribution Account, as applicable, in the following priority:”

(h)               by deleting clause (i) of Section 4.04 in its entirety and replacing it with the following:

“(i) first, an amount equal to that needed to pay any other obligations of the Issuer under the Transaction Documents or any DACA shall be applied to pay such obligations, and the balance shall be paid to the holders of the Transferor Interest.”

(i)                 by deleting clause (b) of Section 4.05 in its entirety and replacing it with the following:

“(b) With respect to the Controlled Accumulation Period or the Early Amortization Period, an amount equal to the Series [2012-1][2012-2] Available Principal Collections, less any amount released and used to purchase Receivables under Section 4.01(f), currently on deposit in the Collection Account for the related Monthly Period, shall be distributed or deposited on the following dates and in the following order of priority:

            (i)         during the Controlled Accumulation Period, and prior to the payment in full of the Class A Notes and the Class B Notes, an amount equal to the Series [2012-1][2012-2] Monthly Principal, for such Payment Date shall be deposited into the Principal Funding Account on each Payment Date; provided, however, that with respect to the calendar month in which the Expected Payment Date occurs, such deposit shall be made on the applicable Note Transfer Date;

            (ii)        during the Early Amortization Period, on each Note Transfer Date an amount equal to the lesser of (i) the Series [2012-1][2012-2] Monthly Principal, for the related Payment Date or (ii) the Class A Stated Principal Amount, shall be deposited into the Distribution Account and on the related Payment Date distributed to the Paying Agent for payment to the Class A Noteholders on such Payment Date until the Class A Stated Principal Amount has been paid in full;

            (iii)       during the Early Amortization Period on each Payment Date, after giving effect to the deposit on the related Note Transfer Date referred to in clause (ii) above, an amount equal to the Series [2012-1][2012-2] Monthly Principal for such Payment Date remaining, if any, shall be distributed to the Paying Agent for payment to the Class B Noteholders on such Payment Date until the Class B Stated Principal Amount has been paid in full; and

            (iv)       on each Payment Date the balance of such Series [2012-1][2012-2] Available Principal Collections after giving effect to the distributions referred to in clauses (i)-(iii) above shall be treated as Shared Excess Available Principal Collections for the benefit of other Series in the Shared Excess Available Principal Collections Group One.”

(j)                 by deleting clause (c) of Section 4.05 in its entirety and replacing it with the following:

“(c)     On the earlier to occur of the Note Transfer Date relating to (i) the first Payment Date with respect to the Early Amortization Period and (ii) the Expected Final Payment Date, the Indenture Trustee, acting in accordance with instructions from the Servicer, shall withdraw from the amounts deposited into the Principal Funding Account pursuant to Section 4.05(b)(i)  and deposit into the Distribution Account an amount equal to the lesser of the amount in the Principal Funding Account and the Class A Stated Principal Amount, and the Indenture Trustee, acting in accordance with instructions from the Servicer, shall distribute such funds to the Paying Agent for payment to the Class A Noteholders on the related Payment Date.  On the earlier to occur of (i) the first Payment Date with respect to the Early Amortization Period and (ii) the Expected Final Payment Date, the Indenture Trustee, acting in accordance with instructions from the Servicer, shall withdraw from the remaining amounts, if any, in the Principal Funding Account an amount equal to the lesser of such remaining amount and the Class B Stated Principal Amount, and the Indenture Trustee, acting in accordance with instructions from the Servicer, shall distribute such funds to the Paying Agent for payment to the Class B Noteholders on such Payment Date.”

(k)               by deleting subclause (i) of clause (a) of Section 4.06 in its entirety and replacing it with the following:

“(i)     The Issuer shall cause to be established and maintained an Eligible Deposit Account (the “Principal Funding Account”), bearing a designation clearly indicating that the funds and other property credited thereto are held for the benefit of the Indenture Trustee and the Series [2012-1][2012-2] Noteholders in accordance with Section 5.02(c) of the Indenture.”

(l)                 by deleting subclause (iii) of clause (a) of Section 4.06 in its entirety and replacing it with the following:

“(iii)   On each Note Transfer Date with respect to the Controlled Accumulation Period, the Servicer shall direct the Indenture Trustee in writing to withdraw from the Principal Funding Account and deposit into the Collection Account all Principal Funding Account Investment Proceeds, if any, then on deposit in the Principal Funding Account and such Principal Funding Account Investment Proceeds, if any, shall be treated as a portion of Series [2012-1][2012-2] Available Finance Charge Collections.”

(m)             by deleting the first and second sentences of clause (a) of Section 4.11 in their entirety and replacing them with the following:

“The Servicer shall cause to be established and maintain an Eligible Deposit Account (the “Accumulation Reserve Account”) bearing a designation clearly indicating that the funds and other property credited thereto are held for the benefit of the Indenture Trustee and the Series [2012-1][2012-2] Noteholders in accordance with Section 5.02(c) of the Indenture.”

(n)               by deleting the third sentence of clause (b) of Section 4.11 in its entirety and replacing it with the following:

“On each Note Transfer Date, all interest and earnings (net of losses and investment expenses) accrued since the preceding Note Transfer Date on funds on deposit in the Accumulation Reserve Account shall be retained in the Accumulation Reserve Account (to the extent that the Available Accumulation Reserve Account Amount is less than the Required Accumulation Reserve Account Amount) and the balance, if any, shall be deposited in the Collection Account for application in accordance with Section 4.04.”

(o)               by adding Section 4.15, which shall read in its entirety as follows:

“Section 4.15.            Distribution Account.  The Issuer shall cause to be established and maintained an Eligible Deposit Account (the “Distribution Account”), bearing a designation clearly indicating that the funds and other property credited thereto are held for the benefit of the Indenture Trustee and the Class A Noteholders in accordance with Section 5.02(c) of the Indenture. The Indenture Trustee shall possess all right, title and interest in all funds and property from time to time credited to the Distribution Account and in all proceeds thereof.  The Distribution Account shall be under the exclusive control of the Indenture Trustee for the benefit of the Class A Noteholders.  If, at any time the Distribution Account ceases to be an Eligible Deposit Account, the Indenture Trustee shall within thirty (30) Business Days (or such longer period upon satisfaction of the Note Rating Agency Condition, but in any event not to exceed forty-five (45) Business Days) establish a new Distribution Account meeting the conditions specified above as an Eligible Deposit Account and shall transfer any funds or other property to such new Distribution Account.  Pursuant to the authority granted to the Servicer in Section 3.1 of the Servicing Agreement, the Servicer shall have the power to instruct the Indenture Trustee to make withdrawals and payments from the Distribution Account for the purposes of carrying out the Servicer’s or Indenture Trustee’s duties hereunder.”

ARTICLE II

CONDITIONS PRECEDENT

Section 2.01.      Effectiveness.  The amendments provided for by this Amendment shall become effective upon satisfaction of the following conditions:

(a)                delivery of an Issuer Tax Opinion to the Owner Trustee and the Indenture Trustee;

(b)               delivery of an Officer’s Certificate, from the Issuer, to the Indenture Supplements Trustee and the Owner Trustee, to the effect that the Issuer reasonably believes that such amendments will not have an Adverse Effect and is not reasonably expected to have an Adverse Effect at any time in the future;

(c)                satisfaction of the Note Rating Agency Condition; and

(d)               counterparts of this Amendment, duly executed by the parties hereto.

ARTICLE III

MISCELLANEOUS

                        Section 3.01.   Waiver of Notice.  Notwithstanding anything to the contrary set forth in the Indenture Supplements, each of the undersigned parties hereby waive any notice or other timing requirements with respect to and gives its consent to the amendments provided for herein.

            Section 3.02.   Ratification of the Indenture Supplements.  Except as specifically amended, modified or supplemented by this Amendment, the Indenture Supplements are each hereby confirmed and ratified in all respects and shall remain in full force and effect.  This Amendment shall not constitute a novation of the Indenture Supplements, but shall constitute an amendment thereof.  Each of the parties to the Indenture Supplements agree to be bound by the terms of the obligations of the Indenture Supplements, as amended by this Amendment, as though the terms and obligations of such Indenture Supplements were set forth herein.

                        Section 3.03.   Counterparts.  This Amendment may be executed in any number of counterparts and by separate parties hereto on separate counterparts, each of which when executed shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

                        Section 3.04.   Governing Law.  THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 3.05.   Defined Terms and Section References.  Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Indenture Supplements.  All Section or Subsection references herein shall mean Sections or Subsections in the Indenture Supplements, except as otherwise provided herein.

IN WITNESS WHEREOF, the undersigned parties have caused this Amendment to be duly executed by their respective officers thereunto duly authorized, all as of the date first above written.

DRYROCK ISSUANCE TRUST, as Issuer

By:  Wilmington Trust, National Association, not in its individual capacity but solely as Owner Trustee on behalf of the Trust

By: /s/ Christopher M. Cavalli____________
       Name:  Christopher M. Cavalli
       Title:     Banking Officer

U.S. BANK NATIONAL ASSOCIATION,

as Indenture Trustee

By: /s/ Tammy Schultz-Fugh
       Name:  Tamara Schultz-Fugh
       Title:    Vice President

[Signature Page to Omnibus Amendment to Indenture Supplements]

SCHEDULE I

1.  Series 2012-1 Indenture Supplement, dated as of November 16, 2012, by and between the Issuer and the Indenture Trustee.

2.  Series 2012-2 Indenture Supplement, dated as of November 16, 2012, by and between the Issuer and the Indenture Trustee.